CODE OF ETHICS

Pursuant to the requirements of Sections 406 and 407 of the Sarbanes-Oxley Act of 2002 the Pennsylvania Avenue Funds,
(the "Fund"), hereby adopts the following Code of Ethics that applies to the Fund's principal executive, financial and accounting officers or persons performing similar functions regardless of whether these individuals are employed by the Fund or a third party in order to prepare these written standards that are reasonably designed to deter wrongdoing and to promote:

a) Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

b) Full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities & Exchange Commission and in all public communications;

c) Compliance with all applicable governmental laws, rules and regulations;

d) Prompt internal reporting of violations of the code, should any ever occur, to all principal officers of the Fund and all appropriate persons identified in the code; and

The principal executive officer of the Fund will be held accountable for adherence to the code as presented above.

In witness whereof, the parties hereto have caused this Code of Ethics to be signed as of the 6th day of June 2003.


         		     By
                             /s/THOMAS KIRCHNER
                             _____________________________
                             Thomas Kirchner, President

         		     By
                             /s/GARY TERNULLO
                             _____________________________
                             Gary Ternullo, Trustee

         		     By
                             /s/GALE WITOONCHATREE
                             _____________________________
                             Gale Witoonchatree, Trustee